Exhibit 10.1

STOCK PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 8, 2015

by and between

TCP DENIM, LLC

and

JOE’S JEANS INC.

i

ii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of September 8, 2015 by and between JOE’S JEANS INC., a Delaware corporation (the “Company”), and TCP Denim, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger, dated as of September 8, 2015 (the “Merger Agreement”), with JJ Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and RG Parent, LLC, a Delaware limited liability company (“RG”), pursuant to which, among other things, Merger Sub will merge with and into RG with RG surviving the merger as a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, as part of the financing for the Merger, the Company proposes to issue and sell to the Purchaser certain shares of the Company’s preferred stock, par value $.10 per share, designated as “Series A Convertible Preferred Stock” (the “Company Preferred Stock”), having the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as specified in the certificate of designation establishing the Company Preferred Stock, in substantially the form attached hereto as Exhibit A (the “Certificate of Designation”), to be adopted pursuant to a restated certificate of incorporation of the Company (the “Restated Charter”) on or before the Closing Date, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Company Preferred Stock is being offered and sold to the Purchaser, on the terms and subject to the conditions set forth in this Agreement, without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act; and

WHEREAS, prior to, or concurrently with, the execution of this Agreement, and as a condition and inducement to the Company’s and RG’s willingness to enter into the Merger Agreement, Tengram Capital Partners Fund II, L.P., a Delaware limited partnership (“Guarantor”) is entering into a guaranty in favor of the Company (the “Guaranty”) with respect to the obligations of the Purchaser under this Agreement to pay the Purchase Price.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SHARES

Section 1.1.                                 Agreement to Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, an aggregate of fifty thousand (50,000) shares of Company Preferred Stock (the “Purchased Shares”), for an aggregate purchase price in cash equal to $50,000,000 (the “Purchase Price” and, the issuance of the Purchased Shares by the Company and the payment of the Purchase Price by the Purchaser as described in this Section 1.1, the “Sale”).

Section 1.2.                                 Closing.  Subject to the satisfaction or waiver of the applicable conditions set forth in Article V hereof, including that the Merger shall have been consummated in accordance with the terms of the Merger Agreement, the closing of the Sale (the “Closing”) shall occur immediately following the consummation of the Merger (the “Closing Date”), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue NW, Washington DC 20036, unless another time, date or place is agreed to in writing by the parties hereto.  By agreement of the parties, the Closing may take place by delivery of the documents to be delivered at the Closing by facsimile or other electronic transmission.  All deliveries by one party to any other party at the Closing shall be deemed to have occurred simultaneously and none shall be effective until and unless all have occurred, unless the parties agree otherwise in writing.

Section 1.3.                                 Delivery and Payment.

(a)                                 At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)                                     the Purchased Shares, validly issued and free and clear of Encumbrances, evidenced by certificates registered in the Purchaser’s name and duly authorized, executed and delivered on behalf of the Company, bearing the legend set forth in Section 3.5(a) hereof;

(ii)                                  evidence that the Restated Charter and Certificate of Designation have been filed with and accepted by the Secretary of State of the State of Delaware;

(iii)                               a certificate, dated as of the Closing Date, signed by an authorized officer of the Company, in the form attached hereto as Exhibit B, among other things, certifying that the conditions set forth in Section 5.2 have been satisfied;

(iv)                              a certificate, dated as of the Closing Date, signed by the secretary of the Company, in the form attached hereto as Exhibit C, certifying as to certain matters; and

(v)                                 the Registration Rights Agreement, duly executed by the Company.

(b)                                 At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company:

(i)                                     the Purchase Price, by wire transfer of immediately available funds to such accounts as the Company shall specify in writing not later than three (3) Business Days prior to the Closing Date; and

(ii)                                  the Registration Rights Agreement, duly executed by the Purchaser.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the Company SEC Documents or (ii) as set forth in the disclosure schedule delivered by the Company to the Purchaser simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to the Purchaser as follows (such representations and warranties are given with the assumption that the Asset Sale Transactions have been consummated):

Section 2.1.                                 Organization, Standing and Corporate Power.

(a)                                 The Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. Each of the Company’s Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed. Each of the Company and its Subsidiaries has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)                                 The copies of the Company Charter Documents that are incorporated by reference into the SEC Documents are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of or default under any of the provisions of the Company Charter Documents. No Subsidiary of the Company is in violation of or default under any of the provisions of its articles of incorporation, bylaws or similar organizational documents.

(c)                                  Section 2.1(c) of the Company Disclosure Schedule lists, as of the date hereof, all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary.  (i) The Company is the direct or indirect owner of all outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company, (ii) all such shares or other equity interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company and (iii) all such shares or other equity interests are free and clear of all liens, pledges, proxies, charges, mortgages, deeds of trust, hypothecations, encumbrances, adverse rights, title defects, restrictions or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States) (collectively, “Liens”). Other than money market accounts, the Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person, other than its Subsidiaries.

Section 2.2.                                 Capitalization.

(a)                                 The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.10 per share (“Company Common Stock”), and 5,000,000 shares of Company Preferred Stock. At the close of business on the date of this Agreement, (i) 70,075,429 shares of Company Common Stock were issued and outstanding, (ii) 727,137 shares of Company Common Stock were held by the Company in its treasury and (iii) no shares of Company Preferred Stock were issued and outstanding. All of the shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Subsidiaries of the Company beneficially owns any shares of Company Common Stock or any other equity securities of the Company.

(b)                                 Since January 1, 2014, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding awards under the Company Incentive Plan as disclosed in the Company SEC Documents or as otherwise expressly permitted by this Agreement.

(c)                                  Except (i) as set forth in Section 2.2(a), (ii) for the Convertible Notes, (iii) for outstanding awards under the Company Incentive Plan as disclosed in the Company SEC Documents or (iv) as otherwise expressly permitted by Section 4.1 of the Merger Agreement as incorporated by reference under Section 4.1 of this Agreement, as of the date of this Agreement there are not, and as of the Closing there will not be, any shares of capital stock, voting securities or equity interests of (or any securities convertible into, exercisable or exchangeable for equity interests of) the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of, or obligating the Company or any of its Subsidiaries to transfer or sell, any shares of capital stock, voting securities or equity interests of (or any securities convertible into, exercisable or exchangeable for equity interests of) the Company, including any representing the right to purchase or otherwise receive any Company Common Stock. Except as provided for by the Company Incentive Plan and the Convertible Notes, none of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company.  Except as set forth in the Company Incentive Plan, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries. Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to capital stock, voting securities or equity interests of the Company or any of its Subsidiaries or any other agreement relating to the disposition, voting or dividends with respect to any such stock, securities or interests.

Section 2.3.                                 Authority; Noncontravention; Voting Requirements.

(a)                                 The Company has all necessary corporate or other power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining the Company Stockholder Approval, to consummate the Sale. The execution, delivery and performance by the Company of this Agreement and the consummation of the Sale have been duly authorized and approved by the Company Board and, except for obtaining the Company Stockholder Approval with respect to consummation of the Sale and related matters, no other corporate or other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the Sale. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)                                 The Company Board, at a meeting duly called and held, has (i) determined that it is fair to, and in the best interest of, the Company and the Company Stockholders to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and (iii) resolved to recommend the authorization or approval, as applicable, by the Company Stockholders of such actions that require the authorization or approval of the Company Stockholders in order to consummate the Merger, the Sale and certain related matters (the “Company Recommendation”), which resolutions, as of the date hereof, have not been subsequently withdrawn or modified in a manner adverse to the Purchaser.

(c)                                  Except as set forth in Section 2.3(c) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Sale or compliance by the Company with any of the terms or provisions hereof will (i) assuming that the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 2.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 2.4 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d)                                 (i) The affirmative vote (in person or by proxy) of the holders of a majority of the shares of Company Common Stock for the adoption of an amendment to the Company’s certificate of incorporation to effect a 1 for 30 reverse stock split of the Company Common Stock (the “Reverse Stock Split”) and (ii) the affirmative vote (in person or by proxy) of the holders of a majority of the shares present at the stockholders meeting for the approval of the issuance of Company Common Stock in connection with the Merger and the issuance of the Underlying Purchased Shares in connection with the consummation of the transactions contemplated by this Agreement, is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to approve the Merger, the Sale and certain related matters (the “Company Stockholder Approval”).

Section 2.4.                                 Governmental Approvals.  Except for (a) the filing with the SEC of a Proxy Statement in definitive form relating to the Stockholders’ Meeting (as defined below), the Form S-4 Registration Statement and any other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act, state securities laws or “blue sky” laws of the various States of the United States and the rules of NASDAQ, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DLLCA and the terms of the Merger Agreement, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and any other applicable Antitrust Laws pursuant to the terms of the Merger Agreement and (d) the filing with the Secretary of State of Delaware of the Amended and Restated Charter and the Certificate of Designation, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Sale, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 2.5.                                 Company SEC Documents; Undisclosed Liabilities.

(a)                                 The Company has filed with and furnished to the SEC all Company SEC Documents required to be filed or furnished by it since January 1, 2014 (collectively, the “Company Reports”), and the Company will file with and furnish to the SEC all Company SEC Documents required to be filed or furnished after the date of this Agreement. As of their respective effective dates (in the case of Company Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company Reports), and, if amended, as of the date of the last such amendment, the Company Reports complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company Reports, and none of the Company Reports as of such respective dates and, if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC or its staff with respect to the Company Reports.

(b)                                 The consolidated financial statements of the Company included or incorporated by reference in the Company Reports comply as to form, as of their respective dates and, if amended, as of the date of the last such amendment, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, the absence of notes and other adjustments described therein).

(c)                                  Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except Liabilities (i) reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of May 31, 2015 (the “Balance Sheet Date”) (including the notes thereto), (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or to the Hudson’s Business, (iii) permitted by Section 4.1 of the Merger Agreement as incorporated by reference under Section 4.1 of this Agreement or (iv) which have been discharged or paid in full in the ordinary course of business consistent with past practice, as of the date of this Agreement.

Section 2.6.                                 Absence of Certain Changes or Events.  Except as set forth in Section 2.6 of the Company Disclosure Schedule, since November 30, 2014, (a) there have not been any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect and (b) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice.

Section 2.7.                                 Legal Proceedings.  As of the date of this Agreement, except as set forth in Section 2.7 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or, to the Knowledge of the Company, governmental or regulatory audit or investigation of, the Company, any of its Subsidiaries, any of its or their respective properties or assets, or any officer, director or employee of the Company or any of its Subsidiaries in such capacity, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.  There is no Order imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or any of its or their respective properties or assets, by or before any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 2.8.                                 Compliance with Laws; Permits.  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are (and since January 1, 2014 have been) in compliance with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and Orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or their employees. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries hold (and since January 1, 2014 have held) all licenses, franchises, permits, certificates, registrations, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses (collectively, “Permits”).  Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are (and since January 1, 2014 have been) in compliance with the terms of all such Permits.

Section 2.9.                                 Issuance and Delivery of Purchased Shares.  The Purchased Shares have been duly authorized and, when issued by the Company in the Sale and the Purchase Price is paid by the Purchaser in the Sale, in each case in compliance with the provisions of this Agreement, (a) shall be free and clear of any and all Liens, except for such Liens as are expressly set forth in this Agreement or in the Certificate of Designation or otherwise imposed by applicable federal or state securities laws or by the Purchaser, (b) shall have been duly authorized and validly issued and (c) shall be fully paid and nonassessable.

Section 2.10.                          No General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Section 4(a)(2) under the Securities Act) in connection with the offer or issuance of the Securities.

Section 2.11.                          Preemptive Rights; Rights to First Offer.  None of the sale and issuance of the Purchased Shares pursuant to this Agreement and the issuance of Underlying Purchased Shares upon conversion of the Purchased Shares in accordance with their terms are or will be subject to any preemptive rights, rights of first offer or similar rights of any Person.

Section 2.12.                          Private Placement.  Assuming the accuracy of the representations and warranties of the Purchaser set forth in Article III of this Agreement, the offer, sale, and issuance of the Purchased Shares and the issuance of the Underlying Purchased Shares upon conversion of the Purchased Shares, in each case in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

Section 2.13.                          Registration Rights.  Other than the Registration Rights Agreement and except as set forth in Section 2.13 of the Company Disclosure Schedule, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

Section 2.14.                          No Restriction on the Ability to Pay Cash Dividends.  Except as set forth in the Amended and Restated Charter, the Certificate of Designation and in Section 2.14 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or will be, immediately following the Closing, a party to any Contract, and is not, and will not be, immediately following the Closing, subject to any provisions in its Charter or Bylaws or other governing documents or resolutions of the Company Board or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.

Section 2.15.                          Rights Agreement; Anti-Takeover Provisions.

(a)                                 The Company is not party to a stockholder rights agreement, “poison pill” or similar agreement or plan.

(b)                                 The Company Board has taken all necessary action so that any takeover, anti-takeover, moratorium, “fair price,” “control share” or other similar Law enacted under any Law applicable to the Company, including Section 203 of the DGCL, does not, and will not, apply to this Agreement, the Sale or the other transactions contemplated by the Merger Agreement.

Section 2.16.                          Additional Representations and Warranties.  The representations and warranties contained in Sections 2.9 (Tax Matters), 2.10 (Employee Benefits), 2.11 (Contracts), 2.12 (Intellectual Property), 2.13 (Brokers and Other Advisors), 2.14 (Related Party Transactions), 2.15 (Insurance), 2.16 (Property), 2.17 (Environmental Matters), 2.19 (Labor Matters; Employees) and 2.20 (Asset Purchase Agreements) of the Merger Agreement are hereby incorporated by reference into this Agreement mutatis mutandis.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in the disclosure schedule delivered by the Purchaser to the Company simultaneously with the execution of this Agreement (the “Purchaser Disclosure Schedule”), the Purchaser represents and warrants to the Company as follows:

Section 3.1.                                 Authority.  The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the Sale.  The Purchaser has taken all requisite action to, and no other action or proceeding on the part of the Purchaser is necessary for, the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the Sale.  This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Purchaser and is enforceable by the Company against the Purchaser in accordance with its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors’ rights generally and (ii) general principles of equity.

Section 3.2.                                 Consents and Approvals.  No filing with, or authorization, approval, consent, license, Order, registration, qualification or decree of, any Governmental Authority or third party is necessary or required by or with respect to the Purchaser for the execution by the Purchaser of this Agreement or the consummation by the Purchaser of the Sale.

Section 3.3.                                 No Conflict.  None of the execution, delivery or performance by the Purchaser of this Agreement nor the consummation by the Purchaser of the Sale will conflict with, violate, constitute a breach of or a default under (i) the Purchaser’s organizational documents, (ii) any contracts to which the Purchaser is a party or by which it is bound or (iii) any Law binding upon the Purchaser.

Section 3.4.                                 No Proceedings.  There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding pending or, to the Purchaser’s knowledge, threatened against the Purchaser by Governmental Authorities or any third party that would reasonably be expected, individually or in the aggregate, to enjoin, prevent or materially delay the consummation by the Purchaser of the Sale.

Section 3.5.                                 Investment Representations.

(a)                                 The Purchaser (i) is acquiring the Purchased Shares solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Purchased Shares, (iii) is an “accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act) and (iv) acknowledges and understands that the Purchased Shares have not been registered under the Securities Act, or any state securities laws, and agrees that it will not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of such Purchased Shares absent registration under the Securities Act or unless such transaction is exempt from, or not subject to, registration under the Securities Act, and in each case, in accordance with all applicable state securities laws.  The Purchaser understands that the Purchased Shares will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the Purchased Shares.  The Purchaser understands that until such time as the resale thereof has been registered under the Securities Act, certificates evidencing the Purchased Shares shall bear a legend substantially to the following effect (in addition to any legends required under applicable securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL THAT AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS APPLICABLE.

ARTICLE IV
ADDITIONAL COVENANTS AND AGREEMENTS

Section 4.1.                                 Certain Covenants from the Merger Agreement.  The covenants contained in Sections 4.1(a), 4.5, 4.6 and 4.7 of the Merger Agreement are hereby incorporated by reference into this Agreement mutatis mutandis and all references to RG thereto will be references to the Purchaser hereunder.  For avoidance of doubt, any of the provisions incorporated by reference under this Section 4.1 requiring the consent of RG shall require the consent of the Purchaser.

Section 4.2.                                 Certain Tax Matters.  The Company and the Purchaser acknowledge and agree that the Purchased Shares are being issued solely in consideration of the Purchase Price and neither the Company nor the Purchaser shall take any position for financial accounting, Tax or other purposes inconsistent with such agreement.  Without limiting the foregoing, the Company shall not record an expense or apply any withholding (other than any withholding that may be required by law pursuant to Section 1441, 1442, 1445 or other applicable provision of the Code and comparable state or local laws) in connection with the issuance or any exercise or redemption of, any adjustment to, or any payments made in respect of any of the Purchased Shares.

Section 4.3.                                 Reservation and Listing of Securities.  The Company shall (a) maintain a reserve from its duly authorized Company Common Stock for issuance of the Underlying Purchased Shares to fulfill its obligations in full under the Sale Documents, (b) prepare and timely file with NASDAQ a subsequent listing application covering all of the Underlying Purchased Shares, (c) use reasonable best efforts to cause the Underlying Purchased Shares to be approved for listing on NASDAQ as soon as reasonable practicable following the date hereof and in any event prior to the Closing Date and (d) use reasonable best efforts to maintain the listing of the Underlying Purchased Shares on NASDAQ.

Section 4.4.                                 Use of Proceeds.  The Company shall use the net proceeds from the Sale for the purpose of consummating the Merger and the transactions contemplated by the Merger Agreement.

Section 4.5.                                 Notification of Certain Matters.  The Company shall give prompt notice to the Purchaser, and the Purchaser shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Sale, any of the transactions contemplated by the Sale Documents or from any Person alleging that the consent of such Person is or may be required in connection with the Sale or any of the transactions contemplated by the Sale Documents, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Sale or any of the transactions contemplated by the Sale Documents, (iii) the discovery of any fact or circumstance that, or the occurrence or nonoccurrence of any event the occurrence or non-occurrence of which, is reasonably likely to (A) in the case of the Company, cause the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied and (B) in the case of the Purchaser, cause the conditions set forth in Section 5.3(a) or Section 5.3(b) not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.5 shall not (x) cure any breach of, or non-compliance with, any provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

Section 4.6.                                 Fees and Expenses; Taxes.

(a)                                 Except as otherwise provided herein, all fees and expenses incurred in connection with the Sale shall be paid or reimbursed by the Company upon consummation of the Sale. If the Sale is not consummated, all fees and expenses incurred in connection with the Sale shall be paid by the party incurring such fees or expenses.

(b)                                 The Company shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Sale.

Section 4.7.                                 Company Board of Directors.  At the Closing, the applicable number of directors on the Company Board shall resign such that only two directors on the Company Board immediately prior to the Closing shall remain on the Company Board immediately following the Closing and, as of the Closing, the Company Board shall appoint the three (3) persons designated by Purchaser in writing at least five (5) Business Days prior to the anticipated Closing Date to fill three of such vacancies as a director of the Company. A remaining vacancy will be filled by the Company’s Chief Executive Officer following the Effective Time.

Section 4.8.                                 No Waivers under the Merger Agreement.  The Company and its Subsidiaries will not amend or waive any material term or condition of the Merger Agreement without the prior written consent of the Purchaser, which, for the avoidance of doubt shall include, without limitation, any extension of the Outside Date (as such term is defined in the Merger Agreement).

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1.                                 Conditions to Each Party’s Obligations.  The respective obligations of each party hereto to effect the Sale shall be subject to the satisfaction (or waiver, if permissible under applicable Law, by the Purchaser and the Company) on or prior to the Closing Date of the following conditions:

(a)                                 Stockholder Approval; Filing of Restated Charter and Certificate of Designation.  The Company Stockholder Approval shall have been obtained on or before the Closing Date, and the Restated Charter and Certificate of Designation shall have been properly filed with and accepted by the office of the Secretary of State of the State of Delaware.

(b)                                 No Injunctions or Restraints.  No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Sale or making the consummation of the Sale illegal.

(c)                                  Consummation of the Merger Agreement.  The Merger shall have been consummated in accordance with the terms of the Merger Agreement.

Section 5.2.                                 Conditions to Obligations of the Purchaser The obligations of the Purchaser to consummate the Sale shall be subject to the satisfaction, or waiver by the Purchaser, of each of the following conditions:

(a)                                 Representations and Warranties.  (i) The representations and warranties of the Company set forth in Sections 2.1(a), 2.2, 2.3(a), 2.3(d) 2.9, 2.10, 2.11, 2.12, 2.13 and 2.15, shall be true and correct (other than in de minimis respects with regard to Section 2.2) as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  The Purchaser shall have received a certificate signed on behalf of the Company by the Interim Chief Executive Officer and Chief Financial Officer thereof to such effect.

(b)                                 Performance of Obligations of the Company.  The Company shall have performed or complied in all material respects with its obligations, agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date and the Purchaser shall have received a certificate signed on behalf of the Company by the Interim Chief Executive Officer and Chief Financial Officer thereof to such effect.

(c)                                  Listing.  The Underlying Purchased Shares shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

(d)                                 No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect and there shall not have been any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(e)                                  Closing Deliveries.  The Company shall have made, or caused to be made, delivery to the Purchaser of the items required to be delivered to the Purchaser pursuant to Section 1.3(a).

Section 5.3.                                 Conditions to the Company’s Obligations.  The obligations of the Company to consummate the Sale shall be subject to the satisfaction, or waiver by the Company, of each of the following conditions:

(a)                                 Representations and Warranties.  (i) The representations and warranties of the Purchaser set forth in Sections 3.1 and 3.5 shall be true and correct other than in de minimis respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such time and (ii) all other representations and warranties of the Purchaser set forth in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material effect on Purchaser’s ability to, in a timely manner, perform its obligations under this Agreement or consummate the Sale.  The Company shall have received a certificate signed on behalf of the Purchaser by an executive officer thereof to such effect.

(b)                                 Performance of Obligations of the Purchaser.  The Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of the Purchaser by an executive officer of the Purchaser to such effect.

(c)                                  Closing Deliveries.  The Purchaser shall have made, or caused to be made, delivery to the Company of the items required to be delivered to the Company pursuant to Section 1.3(b).

(d)                                 Validity of the Guaranty.  The Guaranty shall be in full force and effect and the valid, binding obligation of the Guarantor.

ARTICLE VI
TERMINATION

Section 6.1.                                 Termination by the Purchaser or the Company.  This Agreement shall terminate automatically and without any action from either the Company or the Purchaser if the Merger Agreement is terminated in accordance with its terms.

Section 6.2.                                 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become null and void (other than Section 4.6, Section 6.2, Article VII and the expense reimbursement provisions contained in Section 4.6(a), all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Purchaser or the Company or their Affiliates or Representatives, except (a) no such termination shall relieve the Purchaser or the Company for any liabilities or damages incurred or suffered by the Company or the Purchaser, as the case may be, to the extent such liabilities or damages were the result of the breach by the Purchaser or the Company, as the case may be, of any of its representations, warranties, covenants or other agreements set forth in this Agreement and (b) nothing shall relieve any party to this Agreement from liability for any damages for a knowing and intentional breach of a representation or warranty or a knowing and intentional breach of any obligation hereunder made or allowed to occur or actual (not constructive) fraud.

ARTICLE VII
MISCELLANEOUS

Section 7.1.                                 Survival of Representations and Warranties.  The representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3(a), 2.3(a) 2.9, 2.10, 2.11, 2.12 and 2.15 will terminate upon ninety (90) days after the expiration of the statutes of limitations applicable to each such representation and warranty. All other representations and warranties will not survive the Closing.

Section 7.2.                                 Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Company:

Joe’s Jeans Inc.
2340 S. Eastern Avenue
Commerce, CA 90040
Attention:                                         Interim Chief Executive Officer
Facsimile:                                         (323) 837-3791

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
1333 New Hampshire Avenue NW
Washington DC 20036

Attention:                                         Russell W. Parks, Jr.

Erica D. McGrady

Facsimile:                                         (202) 887-4288

if to the Purchaser:

TCP Denim, LLC

c/o Tengram Capital Partners
15 Riverside Avenue, First Floor
Westport, CT 06880
Attention:  Andrew R. Tarshis
Facsimile:  (203) 454-6998

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention:                                         Jeffrey H. Cohen

Andrew D. Garelick

Facsimile:                                         (213) 687-5600

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.3.                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Purchaser.

Section 7.4.                                 Descriptive Headings, Etc.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires:  (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.

Section 7.5.                                 Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.6.                                 No Third-Party Beneficiaries.  No person or entity not a party to this Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

Section 7.7.                                 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Sale Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchaser.”

Section 7.8.                                 Entire Agreement.  This Agreement (together with the other Sale Documents) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior documents, agreements and understandings, both written and verbal, among the parties with respect to the subject matter hereof and the transactions contemplated hereby.

Section 7.9.                                 Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

Section 7.10.                          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of laws.  To the fullest extent permitted by Law, any action against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and each of the parties submits to the exclusive jurisdiction of such courts for the purpose of any such action.  To the fullest extent permitted by Law, each party irrevocably and unconditionally agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action in the Court of Chancery of the State of

Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) any claim that any such action brought in any such court has been brought in an inconvenient forum, and (iii) any claim that such court does not have jurisdiction with respect to such action.

(b)                                 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE DEBT COMMITMENT LETTERS OR THE DOCUMENTS RELATED THERETO.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 7.10.

Section 7.11.                          Specific Enforcement; Limit on Liability.  The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentence.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement from the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), without proof of actual damages, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.  The parties hereto further agree that (i) by seeking the remedies provided for in this Section 7.11, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) in the event that the remedies provided for in this Section 7.11 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 7.11 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7.11 prior or as a condition to exercising any termination right under Article VI (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 7.11 or anything set forth in this Section 7.11 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VI or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 7.12.                          Definitions.

(a)                                 As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereto.

“Amended and Restated Charter” has the meaning set forth in the recitals hereto.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Balance Sheet Date” has the meaning set forth in Section 2.5(c).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.3(a).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in New York, New York are authorized or required by Law to be closed.

“Certificate of Designation” has the meaning set forth in the recitals hereto.

“Certificate of Merger” means the certificate of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the DLLCA.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014, as amended.

“Company Board” has the meaning set forth in the recitals.

“Company Charter Documents” means the Certificate of Incorporation and Bylaws of the Company, each as amended.

“Company Common Stock” has the meaning set forth in Section 2.2(a).

“Company Incentive Plan” means the Amended and Restated 2004 Stock Incentive Plan, as amended, of the Company.

“Company Material Adverse Effect” means any change, event, circumstance, effect, development, occurrence or state of facts that, individually or in the aggregate:  (i) has or would be reasonably likely to have a material adverse effect on the business, condition, properties, assets, liabilities (contingent or otherwise), results of operations or financial condition of (x) the Company and its Subsidiaries, taken as a whole, or on the Hudson’s Business; provided, however, that none of the following shall be deemed in itself to constitute, and that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect:  (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its Subsidiaries conduct business (except, in each case, to the extent that the Company and its Subsidiaries, taken as a whole, or the Hudson’s Business are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein (except, in each case, to the extent that the Company and its Subsidiaries, taken as a whole, or the Hudson’s Business are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (c) conditions (or changes therein) in any industries in which the Company and its Subsidiaries operate (excluding seasonal fluctuations) (except, in each case, to the extent that the Company and its Subsidiaries, taken as a whole, or the Hudson’s Business are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (d) the taking of any action required by this Agreement or the announcement of the transactions contemplated hereby, (e) changes in applicable Law or GAAP (or, in each case, any interpretations thereof) (except, in each case, to the extent that the Company and its Subsidiaries, taken as a whole, or the Hudson’s Business are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), (f) a decline in the price of the Company Common Stock on NASDAQ or any other market in which such securities are quoted for purchase and sale (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect), (g) any acts of terrorism or war or any escalation thereof or any weather related event, fire or natural disaster (except, in each case, to the extent that the Company and its Subsidiaries, taken as a whole, or the Hudson’s Business are disproportionately adversely affected relative to other participants in the industries in which the Company and its Subsidiaries participate), or (h) any failure by the Company and its Subsidiaries to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect); or (ii) has a material adverse effect on the Company’s ability to, in a timely manner, perform its obligations under this Agreement, consummate the transactions contemplated by this Agreement or consummate the Sale.

“Company Preferred Stock” has the meaning set forth in the recitals.

“Company Recommendation” has the meaning set forth in Section 2.3(b).

“Company Reports” has the meaning set forth in Section 2.5(a).

“Company SEC Documents” means all reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements required to be filed with or furnished to the SEC, together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein.

“Company Stockholder Approval” has the meaning set forth in Section 2.3(d).

“Company Stockholders” has the meaning set forth in the recitals.

“Contract” has the meaning set forth in Section 2.3(c).

“Convertible Notes” means those certain subordinated convertible notes issued on September 30, 2013, and all payment in kind notes issued as interest thereon, to the former stockholders and optionholders of Hudson Clothing Holdings, Inc.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“DGCL” means the Delaware General Corporation Law.

“DLLCA” means the Delaware Limited Liability Company Act.

“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right. The term “Encumbrance” shall not include any restrictions on transfer applicable to the Purchased Shares under applicable securities laws.

“Exchange Act” has the meaning set forth in Section 2.4.

“Form S-4 Registration Statement” means the registration statement on Form S-4 to be filed with the SEC by the Company in connection with issuance of Company Common Stock in the Merger, as such registration statement may be amended prior to the time it is declared effective by the SEC.

“Governmental Authority” means any supranational, foreign, domestic, state, municipal or local government, political subdivision or any department, court, arbitrator, commission, board, bureau, regulatory or administrative agency, instrumentality or other authority thereof, or any other governmental or quasi-governmental authority (including any government-sponsored enterprise such as Fannie Mae or Freddie Mac).

“Guarantor” has the meaning set forth in the recitals.

“Guaranty” has the meaning set forth in the recitals.

“Hudson’s Business” means the business of the Company operated as of the date hereof under the brand names “Hudson’s” and “Hudson Jeans.”

“Intellectual Property Rights” means all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction:  (i) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (ii) trademarks, service marks, trade names (whether registered or unregistered), fictitious names, industrial designs, brand names, domain names, social media handles and accounts, trade dress rights, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing; (iii) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefore (collectively, “Copyrights”); (iv) confidential, proprietary or other nonpublic information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information, in each case which derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and which is the subject of commercially reasonable efforts to maintain its secrecy, excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents; (v) rights of publicity and moral rights; (vi) any other intellectual property rights and (vi) all applications and registrations related to any of the foregoing clauses (i) through (iv).

“Joe’s Business” means the business of the Company operated as of the date hereof under the brand names “Joe’s Jeans,” “Joe’s,” “Joe’s JD” and “else.”

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry under the circumstances (but only to the extent of each such individual’s area of responsibility), of the Samuel Furrow, Hamish Sandhu, Lori Nembirkow, Peter Kim and Robert Otto.

“Laws” has the meaning set forth in Section 2.8.

“Liens” has the meaning set forth in Section 2.1(c).

“Merger” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Sub” has the meaning set forth in the recitals hereto.

“NASDAQ” means the Nasdaq Capital Market.

“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Permits” has the meaning set forth in Section 2.8.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Proxy Statement” means a proxy statement/prospectus to be sent to the Company’s stockholders in connection with the Stockholders’ Meeting.

“Purchase Price” has the meaning set forth in Section 1.1.

“Purchased Shares” has the meaning set forth in Section 1.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Representatives” means a company’s Subsidiaries and Affiliates and each of the company’s and the company’s Subsidiaries’ and Affiliates’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives.

“Registration Rights Agreement” means the Registration Rights Agreement, in substantially the form attached to this Agreement as Exhibit D, dated as of the Closing Date, by and among the Company, the Purchaser and the other parties specified therein.

“Reverse Stock Split” has the meaning set forth in Section 2.3(d).

“RG” has the meaning set forth in the recitals hereto.

“Rollover Letter” has the meaning set forth in the recitals.

“Sale” has the meaning set forth in Section 1.1.

“Sale Documents” means this Agreement, the Registration Rights Agreement, the Certificate of Designation and any other document, instrument or agreement entered into in connection with the Sale.

“SEC” means the Securities and Exchange Commission.

“Securities” means the Purchased Shares and Underlying Purchased Shares.

“Securities Act” has the meaning set forth in the recitals hereto.

“Stockholders’ Meeting” has the meaning set forth in Section 4.5(e) of the Merger Agreement as incorporated by referenced under Section 4.1 hereto.

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned or controlled by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Tax” or “Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes (in the case of all such taxes, whether the tax base is modified or not), customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Underlying Purchased Shares” means the shares of the Company’s Common Stock issuable upon conversion of the Purchased Shares in accordance with the terms and provisions thereof.

(b)                                 Any capitalized term used herein but not defined shall have the meaning ascribed to such term in the Merger Agreement.

Section 7.13.                          Counterparts; Scanned Signatures.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

JOE’S JEANS, INC.

By:	/s/ Hamish Sandhu
Name: Hamish Sandhu
Title: CFO

TCP DENIM, LLC

By:	/s/ Andrew Tarshis
Name: Andrew Tarshis
Title:

[Signature Page to Stock Purchase Agreement]